Exhibit 99.1
                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of common stock of Cytogen Corp. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated: November 30, 2005
                                       /s/ Pasquale DeAngelis
                                       -----------------------------------------
                                       Pasquale   DeAngelis,   as  a  member  of
                                       ProQuest Associates III LLC and on behalf
                                       of ProQuest Investments III, L.P., and as
                                       a member of  ProQuest  Associates  II LLC
                                       and on behalf of ProQuest Investments II,
                                       L.P. and ProQuest Investments II Advisors
                                       Fund, L.P.


                                                             *
                                        ----------------------------------------
                                        Jay Moorin, individually


                                                             *
                                        ----------------------------------------
                                        Alain Schreiber, individually


*By: /s/ Pasquale DeAngelis
     --------------------------------------------
     Pasquale DeAngelis, Attorney-in-Fact
     Power of attorney filed as an exhibit hereto